Exhibit 3.24

ARTICLES OF INCORPORATION

OF

DUC ACQUISITION CORP.

ARTICLE I

NAME: The name of the corporation shall be DUC Acquisition Corp.

ARTICLE II

PURPOSE: The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

ARTICLE III

INITIAL BUSINESS: Mechanical and electromechanical components manufacturing business.

ARTICLE IV

AUTHORIZED CAPITAL. The corporation shall have the authority to issue one thousand (1,000) shares of common stock and each such share shall have a par value of one cent ($0.01).

ARTICLE V

STATUTORY AGENT: The name and address of the initial Statutory Agent is:

National Registered Agents, Inc.

815 N. First Avenue, Suite 4

Phoenix, Arizona 85003

ARTICLE VI

BOARD OF DIRECTORS: The initial Board of Directors shall consist of one (1) Director. The person who is to serve as Director until the first annual meeting of shareholders or until his successor is elected and qualified is:

James S. Heiser

23301 S. Wilmington Avenue

Carson, California 90745

ARTICLE VII

LIABILITY: The liability of the directors of the corporation for monetary damages shall foe eliminated to the fullest extent permissible under Arizona law.

ARTICLE VIII

INDEMNIFICATION: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Arizona law.

ARTICLE IX

INCORPORATOR: The name and address of the incorporator of the corporation is:

James S. Heiser

23301 S. Wilmington Avenue

Carson, California 90745

Dated this 20th day of June, 1996.

/s/ James S. Heiser
James S. Heiser, Incorporator

I, National Registered Agents, Inc., having been designated to act as Statutory Agent, hereby consent to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Anne Baker
(Signature of Statutory Agent)
(as authorized representative for National Registered Agents, Inc.)

STATE OF ARIZONA

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

DUC ACQUISITION CORP.

DUC Acquisition Corp., an Arizona corporation (the “Corporation”), hereby adopts the following Articles of Amendment in accordance with Section 10-1006 of the Arizona Business Corporation Act.

1. The name of the Corporation is DUC Acquisition Corp.

2. In order to change the name of the Corporation to MechTronics of Arizona Corp., Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“NAME: The name of the corporation shall be MechTronics of Arizona Corp.”

3. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4. The foregoing amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors as of the 28th day of June, 1996.

5. The foregoing amendment to the Articles of Incorporation was approved by the sole shareholder as of the 28th day of June, 1996.

6. There was one voting group eligible to vote on approval of the amendment to the Articles of Incorporation and that voting group was entitled to 100 votes on the amendment. The total number of votes cast for the amendment to the Articles of Incorporation was 100 and that number was sufficient for approval of the amendment to the Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment this 28th day of June, 1996.

DUC ACQUISITION CORP.

By:	/s/ James S. Heiser
Name:	James S. Heiser
Title:	Secretary/Vice President

STATE OF ARIZONA

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

MECHTRONICS OF ARIZONA CORP.

MechTronics of Arizona Corp., an Arizona corporation (the “Corporation”), hereby adopts the following Articles of Amendment in accordance with Section 10-1006 of the Arizona Business Corporation Act.

1. The name of the Corporation is MechTronics of Arizona Corp.

2. In order to change the name of the Corporation to Ducommun Technologies, Inc., Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“NAME: The name of the corporation shall be Ducommun Technologies, Inc.”

3. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4. The foregoing amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors as of the 1st day of December, 2003.

5. The foregoing amendment to the Articles of Incorporation was approved by the sole shareholder as of the 1st day of December, 2003.

6. There was one voting group eligible to vote on approval of the amendment to the Articles of Incorporation and that voting group was entitled to 100 votes on the amendment. The total number of votes cast for the amendment to the Articles of Incorporation was 100 and that number was sufficient for approval of the amendment to the Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment this 1st day of December, 2003.

MECHTRONICS OF ARIZONA CORP.

By:	/s/ James S. Heiser
Name:	James S. Heiser
Title:	Secretary

STATE OF ARIZONA

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

DUCOMMUN TECHNOLOGIES, INC.

Ducommun Technologies, Inc., an Arizona corporation (the “Corporation”), hereby adopts the following Articles of Amendment in accordance with Section 10-1006 of the Arizona Business Corporation Act.

1. The name of the Corporation is Ducommun Technologies, Inc.

2. In order to change the name of the Corporation to Ducommun LaBarge Technologies, Inc., Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“NAME: The name of the corporation shall be Ducommun LaBarge Technologies, Inc.”

3. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

4. The foregoing amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation as of the 18th day of July, 2011.

5. The foregoing amendment to the Articles of Incorporation was adopted by the sole shareholder of the Corporation as of the 18th day of July, 2011.

6. There was one voting group eligible to vote on approval of the amendment to the Articles of Incorporation and that voting group was entitled to 1,000 votes on the amendment. The total number of votes cast for the amendment to the Articles of Incorporation was 1,000 and that number was sufficient for approval of the amendment to the Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment this 18th day of July, 2011.

DUCOMMUN TECHNOLOGIES, INC.

By:	/s/ James S. Heiser
Name:	James S. Heiser
Title:	Secretary